UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 22, 2009

INTERACTIVE BROKERS GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33440	30-0390693
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Pickwick Plaza, Greenwich, CT 06830

(Address of Principal Executive Offices) (Zip Code)

(203) 618-5800

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On October 22, 2009, the Registrant issued a press release reporting its financial results for the third quarter ended September 30, 2009. A copy of the press release is furnished as Exhibit 99.1 to this report and incorporated herein by reference.

All of the information furnished in this report (including Exhibit 99.1 hereto) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and unless expressly set forth by specific reference in such filings, shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.
99.1	Press Release dated October 22, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 22, 2009

INTERACTIVE BROKERS GROUP, INC.

By:	/s/ Paul J. Brody
Name:	Paul J. Brody
Title:	Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

99.1	Press Release dated October 22, 2009.

Exhibit 99.1

INTERACTIVE BROKERS GROUP ANNOUNCES 3Q09 RESULTS

— — —

REPORTS INCOME BEFORE TAXES OF $133 MILLION ON $272 MILLION IN NET REVENUES, EARNINGS PER SHARE OF $0.20

GREENWICH, CONN, October 22, 2009 — Interactive Brokers Group, Inc. (NASDAQ GS: IBKR) an automated global electronic market maker and broker, today reported diluted earnings per share of $0.20 for the quarter ended September 30, 2009, compared to diluted earnings per share of $0.65 for the same period in 2008.

Net revenues were $272 million and income before income taxes was $133 million for this quarter, compared to net revenues of $497 million and income before income taxes of $348 million for the same period in 2008.

Business Highlights

•	49% pre-tax profit margin for this quarter.
•	$4.8 billion in equity.
•	20% increase in customer accounts and 43% increase in customer equity from the year ago quarter.
•	YTD cleared DARTs grew to 318,000.
•	51% Electronic Brokerage pre-tax margin for this quarter.
•	49% Market Making pre-tax margin for this quarter.

“Ever increasing competition in the transparent, exchange listed derivatives markets continued to pressure spreads to never before seen levels in the third quarter,” said Thomas Peterffy, our CEO.

“These ultra low transaction costs in exchange listed products will inevitably be followed by higher trading volumes and better customer performance.”

Segment Overview

Market Making

Market Making segment income before income taxes decreased 47% in the quarter ended September 30, 2009 compared to the prior quarter and decreased 74% from the same period last year. Pre-tax margin was 49% in this quarter, down from 79% in the same period last year. Compared to last year, 2009 presented a less favorable environment for market makers due to tighter bid/offer spreads on option exchanges. We managed our risk by continuing to avoid counterparty risks and balance sheet exposure from illiquid positions by making markets primarily in exchange traded products that are cleared through central clearing houses. Market Making options contract volume remained flat during this quarter compared to the same period last year.

Electronic Brokerage

Electronic Brokerage segment income before income taxes decreased 3% in the quarter ended September 30, 2009 compared to the same period in 2008 and was roughly flat to the prior quarter. This decrease is attributable to lower commissions from futures and lower net interest income which was affected by historically low Fed Funds rates. Customer accounts grew 20% to 128,000 and customer equity grew 43% to $13.4 billion, while YTD cleared DARTs* modestly increased by 3% to 318,000 as of September 30, 2009 compared to the same period in 2008. Pre-tax margin increased from 47% to 51% for the quarter ended September 30, 2009 from the same period in 2008.

* Daily average revenue trades (DARTs) are based on executed customer orders.

_____________________

Conference Call Information:

Interactive Brokers Group will hold a conference call with investors today, October 22, 2009, at 5:00 p.m. ET to discuss its third quarter results. Investors who would like to listen to the conference call live should dial 800-750-4984 (U.S. domestic) and 913-312-4376 (international). The number should be dialed approximately ten minutes prior to the start of the conference call. Ask for the “Interactive Brokers Conference Call.”

The conference call will also be accessible simultaneously, and through replays, as an audio webcast through the Investor Relations section of the Interactive Brokers web site, www.interactivebrokers.com/ir.

About Interactive Brokers Group, Inc.:

Interactive Brokers Group, Inc., together with its subsidiaries, is an automated global electronic market maker and broker specializing in routing orders and executing and processing trades in securities, futures and foreign exchange instruments on more than 80 electronic exchanges and trading venues around the world. As a market maker, we provide liquidity at these marketplaces and, as a broker, we provide professional traders and investors with electronic access to stocks, options, futures, forex, bonds and mutual funds from a single IB Universal AccountSM. Employing proprietary software on a global communications network, Interactive Brokers Group continuously integrates its software with a growing number of exchanges and trading venues into one automatically functioning, computerized platform that requires minimal human intervention.

Cautionary Note Regarding Forward-Looking Statements:

The foregoing information contains certain forward-looking statements that reflect the company's current views with respect to certain current and future events and financial performance. These forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the company's operations and business environment which may cause the company's actual results to be materially different from any future results, expressed or implied, in these forward-looking statements. Any forward-looking statements in this release are based upon information available to the company on the date of this release. The company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any statements expressed or implied therein will not be realized. Additional information on risk factors that could potentially affect the company's financial results may be found in the company's filings with the Securities and Exchange Commission.

For Interactive Brokers Group, Inc. Media: Andrew Wilkinson, 203-913-1369 or Investors: Deborah Liston, 203-618-4070.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES

OPERATING DATA

TRADE VOLUMES

(in 000’s, except %)

					Brokerage
	Market		Brokerage		Non				Avg. Trades
	Making	%	Cleared	%	Cleared	%	Total	%	per U.S.
Period	Trades	Change	Trades	Change	Trades	Change	Trades	Change	Trading Day
2003	32,772		22,748		2,367		57,887		230
2004	41,506	27%	28,876	27%	2,932	24%	73,314	27%	290
2005	54,044	30%	34,800	21%	7,380	152%	96,224	31%	382
2006	66,043	22%	51,238	47%	12,828	74%	130,109	35%	518
2007	99,086	50%	72,931	42%	16,638	30%	188,655	45%	752
2008	101,672	3%	120,195	65%	16,966	2%	238,833	27%	944

3Q2008	25,045		32,840		4,336		62,221		972
3Q2009	22,692	-9%	32,231	-2%	3,246	-25%	58,169	-7%	909

CONTARACT AND SHARE VOLUMES:

(in 000’s, except %)

TOTAL

	Options	%	Futures*	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2003	194,358		31,034		17,038,250
2004	269,715	39%	37,748	22%	17,487,528	3%
2005	409,794	52%	44,560	18%	21,925,120	25%
2006	563,623	38%	62,419	40%	34,493,410	57%
2007	673,144	19%	83,134	33%	47,324,798	37%
2008	757,732	13%	108,984	31%	55,845,428	18%

3Q2008	204,552		28,928		14,489,937
3Q2009	156,352	-24%	19,480	-33%	20,787,693	43%

MARKET MAKING

	Options	%	Futures*	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2003	177,459		6,638		12,578,584
2004	236,569	33%	10,511	58%	12,600,280	0%
2005	308,613	30%	11,551	10%	15,625,801	24%
2006	371,929	21%	14,818	28%	21,180,377	36%
2007	447,905	20%	14,520	-2%	24,558,314	16%
2008**	514,629	15%	21,544	48%	26,008,433	6%

3Q2008	137,376		5,581		6,145,983
3Q2009	100,624	-27%	3,673	-34%	6,373,930	4%

*Includes options on futures

** In Brazil, an equity option contract typically represents 1 share of the underlying stock; however, typical minimum trading quantity is 100 contracts.  To make a fair comparison to volume at other exchages, we have adopted a policy of reporting Brazilian equity option contracts divided by their minimum trading quantity of 100.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES

OPERATING DATA, CONTINUED

BROKERAGE TOTAL

	Options	%	Futures*	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2003	16,898		24,396		4,459,667
2004	33,146	96%	27,237	12%	4,887,247	10%
2005	101,181	205%	33,009	21%	6,299,319	29%
2006	191,694	89%	47,601	44%	13,313,033	111%
2007	225,239	17%	68,614	44%	22,766,484	71%
2008	243,103	8%	87,440	27%	29,836,995	31%

3Q2008	67,176		23,347		8,343,954
3Q2009	55,728	-17%	15,807	-32%	14,413,763	73%

BROKERAGE CLEARED

	Options	%	Futures*	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2003	11,351		19,086		3,612,503
2004	16,438	45%	24,118	26%	4,339,462	20%
2005	23,456	43%	30,646	27%	5,690,308	31%
2006	32,384	38%	45,351	48%	12,492,870	120%
2007	51,586	59%	66,278	46%	20,353,584	63%
2008	77,207	50%	85,599	29%	26,334,752	29%

3Q2008	22,790		22,892		7,421,039
3Q2009	25,433	12%	15,520	-32%	13,791,485	86%

*Includes options on futures

BROKERAGE STATISTICS

(in 000’s, except % and where noted)

	3Q2009	3Q2008	% Change
Total Accounts	128	107	20%
Customer Equity (in billions) *	$13.4	$9.4	43%
Cleared DARTs	307	338	-9%
Total Customer DARTs	340	377	-10%

(in $'s, except DART per account)
Commission per DART	$4.36	$4.21	4%
DART per Avg. Account (Annualized)	624	814	-23%
Net Revenue per Avg. Account (Annualized)	$3,591	$4,483	-20%

*Excludes non-customers

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES

SEGMENT FINANCIAL INFORMATION

(UNAUDITED)

		Three Months		Nine Months
		Ended September 30,		Ended September 30,
		2009	2008	2009	2008
		(in millions)
Market Making	Net revenues	$ 150.3	$ 359.7	$ 551.2	$ 1,034.7
	Non-interest expenses	75.7	76.6	216.9	228.7

	Income before income taxes	$ 74.6	$ 283.1	$ 334.3	$ 806.0

	Pre-tax profit margin	49%	79%	61%	78%

Electronic Brokerage	Net revenues	$ 121.5	$ 134.6	$ 349.3	$ 387.1
	Non-interest expenses	59.4	70.7	179.7	206.1

	Income before income taxes	$ 62.1	$ 63.9	$ 169.6	$ 181.0

	Pre-tax profit margin	51%	47%	49%	47%

Corporate*	Net revenues	$ (0.3)	$ 2.8	$ (0.6)	$ (0.8)
	Non-interest expenses	3.3	2.3	11.0	5.3

	Income before income taxes	$ (3.6)	$ 0.5	$ (11.6)	$ (6.1)

Total	Net revenues	$ 271.5	$ 497.1	$ 899.9	$ 1,421.0
	Non-interest expenses	138.4	149.6	407.6	440.1

	Income before income taxes	$ 133.1	$ 347.5	$ 492.3	$ 980.9

	Pre-tax profit margin	49%	70%	55%	69%

* Corporate includes corporate related activities as well as inter-segment eliminations.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2009	2008	2009	2008
	(in millions, except share and per share data)
Revenues:
Trading gains	$ 154.7	$ 361.4	$ 558.8	$ 1,006.0
Commissions and execution fees	89.0	98.2	263.5	271.9
Interest income	29.9	101.1	89.7	373.8
Other income	13.0	7.2	42.0	55.8

Total revenues	286.6	567.9	954.0	1,707.5

Interest expense	15.1	70.8	54.1	286.5

Total net revenues	271.5	497.1	899.9	1,421.0

Non-interest expenses:
Execution and clearing	69.5	82.9	201.4	244.0
Employee compensation and benefits	43.0	39.5	128.3	119.4
Occupancy, depreciation and amortization	10.0	10.5	29.5	27.6
Communications	6.1	4.8	16.6	13.4
General and administrative	9.8	11.9	31.8	35.7

Total non-interest expense	138.4	149.6	407.6	440.1

Income before income taxes	133.1	347.5	492.3	980.9

Income tax expense	12.9	32.4	50.1	94.4

Net income	120.2	315.1	442.2	886.5

Net income attributable to non-controlling interests	111.7	287.9	408.3	813.8

Net income available for common shareholders	$ 8.5	$ 27.2	$ 33.9	$ 72.7

Earnings per share:
Basic	$ 0.20	$ 0.67	$ 0.83	$ 1.80
Diluted	$ 0.20	$ 0.65	$ 0.81	$ 1.75

Weighted average common shares outstanding:
Basic	41,214,598	40,602,515	40,891,841	40,386,579
Diluted	41,973,518	41,550,891	41,740,729	41,439,824

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	September 30,	December 31,
	2009	2008
	(in millions)
Assets
Cash and cash equivalents	$ 859.9	$ 943.5
Cash and securities - segregated for regulatory purposes	6,334.3	4,992.1
Securities purchased under agreements to resell	731.2	715.7
Securities borrowed	5,206.4	5,911.9
Trading assets, at fair value	10,250.5	11,114.7
Receivables from customers, net of allowance	2,942.3	1,621.2
Receivables from brokers, dealers and clearing organizations	1,998.6	2,528.0
Other assets	522.2	529.6

Total assets	$ 28,845.4	$ 28,356.7

Liabilities and equity

Liabilities
Trading liabilities - financial instruments sold but not yet purchased, at fair value	$ 10,723.7	$ 13,476.8
Securities loaned	806.9	656.6
Short-term borrowings	263.3	208.1
Other payables:
Customers	9,971.2	6,929.6
Brokers, dealers and clearing organizations	1,498.3	1,614.8
Other payables	574.4	619.6
	12,043.9	9,164.0

Senior notes payable and senior secured credit facility	185.1	443.1

Equity
Stockholders' equity	572.1	513.9
Non-controlling interests in subsidiaries	4,250.4	3,894.2
Total equity	4,822.5	4,408.1

Total liabilities and equity	$ 28,845.4	$ 28,356.7